UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018 (February 27, 2018)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Notes Offering

On March 2, 2018, Anthem, Inc. (the “Company”) closed its sale of $850 million aggregate principal amount of its 4.550% Notes due 2048 (the “2048 Notes”) and the Selling Securityholders (as defined below) closed their sale of $1,250 million aggregate principal amount of the Company’s 4.101% Notes due 2028 (the “2028 Notes” and, together with the 2048 Notes, the “Notes”), each pursuant to an Underwriting Agreement, dated February 27, 2018 (the “Underwriting Agreement”), among the Company, Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Exhibit B thereto (the “Underwriters”) and the selling securityholders named on Exhibit A thereto (the “Selling Securityholders”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-221824) previously filed with the Securities and Exchange Commission under the Act.

The Selling Securityholders received the 2028 Notes and a cash payment from the Company in exchange for $1,250 million aggregate principal of the Company’s 1.90% remarketable subordinated notes due 2028 (the “Remarketable Notes”) in a transaction that settled on March 2, 2018 prior to the closing of the sale of Notes described above. The Selling Securityholders acquired the Remarketable Notes in connection with the remarketing of the Remarketable Notes. As a result of the remarketing, the annual interest rate on the Remarketable Notes was reset to 4.324%. The Company has cancelled the Remarketable Notes.

The Company received proceeds of approximately $835.2 million from the sale of the 2048 Notes after deducting underwriting discounts and its offering expenses. The Company did not receive any proceeds from the sale of the 2028 Notes. The Company intends to use the net proceeds for working capital and for general corporate purposes, including, but not limited to, repayment of short-term and long-term debt, the repurchase of its common stock pursuant to its share repurchase program and to fund acquisitions. The Indenture (as defined below) does not prohibit or limit the incurrence of indebtedness and other liabilities by the Company or its subsidiaries.

The Notes have been issued pursuant to an Indenture, dated as of November 21, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2018. Each interest payment on the Notes will be made to the persons who are registered holders of the Notes at the close of business on the immediately preceding February 15 and August 15 (whether or not a business day), as applicable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Company (1) fails to pay the principal or any premium on a Note on its due date, (2) does not pay interest on a Note within 30 days of its due date, (3) remains in breach of any other term of the Indenture for 90 days after its receipt of written notice of such failure or (4) files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs.

The 2028 Notes will mature on March 1, 2028 and the 2048 Notes will mature on March 1, 2048. (i) With respect to the 2028 Notes, on or after May 1, 2020 and prior to December 1, 2027 (three months prior to the maturity date of such 2028 Notes) (the “2028 Par Call Date”), and (ii) with respect to the 2048 Notes, prior to September 1, 2047 (six months prior to the maturity date of such 2048 Notes) (the “2048 Par Call Date”), the Company will have the right to redeem the Notes of any such series, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable Notes to be redeemed (assuming that such Notes matured on the 2028 Par Call Date or the 2048 Par Call Date, as applicable) (not including any portion of the payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Indenture, plus 20 basis points in the case of the 2028 Notes, and 25 basis points in the case of the 2048 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

On or after the 2028 Par Call Date and the 2048 Par Call Date, the Notes of the applicable series are redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to such redemption date.

Unless the Company has exercised its right to redeem the 2048 Notes in full as described above, upon the occurrence of both (1) a change of control of the Company and (2) a downgrade of the 2048 Notes below an investment grade rating by each of Moody’s Investors Services, Inc., S & P Global Ratings and Fitch Ratings, Inc. within a specified period, the Company will be required to make an offer to purchase all of the 2048 Notes at a price equal to 101% of the principal amount of such 2048 Notes, plus any accrued and unpaid interest to the date of repurchase. The Company will not be required to offer to repurchase the 2028 Notes upon a change of control.

Certain of the Underwriters and their affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received, or may in the future receive, customary fees and commissions.

The foregoing description of the issuance and sale does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 21, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of February 27, 2018, among Anthem, Inc., Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Exhibit B thereto, and the selling securityholders named on Exhibit A thereto

4.1	Form of the 4.101% Notes due 2028

4.2	Form of the 4.550% Notes due 2048

5.1	Opinion of Hogan Lovells US LLP

5.2	Opinion of Faegre Baker Daniels LLP

23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Faegre Baker Daniels LLP (included in the opinion filed as Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2018

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary